ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
SOUTHERN SAUCE COMPANY, INC.

Pursuant to Chapter 607.1006, Title XXXVI of the Florida Statutes, Southern Sauce Company, Inc. (the "Company"), a Florida Profit Corporation, does hereby submit these Articles of Amendment for the purpose of amending the Company's Articles of Incorporation as follows:

FIRST: The name of the Corporation is:

SOUTHERN SAUCE COMPANY, INC.

SECOND: The Articles of Incorporation of the Corporation is hereby amended by changing the name of the Corporation in Article 1 to:

SHENGKAI INNOVATIONS, INC.

THIRD: This Amendment was duly adopted by the Board of Directors pursuant to actions taken by unanimous written consent of Board of Directors of the Company and majority written consent of the Shareholders of the Company on September 15, 2008.

FOURTH: This Amendment shall take effect as of October 23, 2008.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this October 13, 2008.

SOUTHERN SAUCE COMPANY, INC.

By: ______________________
Wang Chen, Chief Executive Officer

FILED
08 OCT 14 PM 3:19
SECRETARY OF STATE
TALLAHASSEE, FLORIDA